Exhibit 99.2

PDS BIOTECHNOLOGY CORPORATION

Financial Statements

December 31, 2018 and 2017

(With Independent Auditors’ Report Thereon)

Certified Public Accountants (a professional corporation) 50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of PDS Biotechnology Corporation

Opinion on the Financial Statements
We have audited the accompanying balance sheets of PDS Biotechnology Corporation (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative cash flows from operations, negative working capital, and does not currently have revenue generating operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company
Salt Lake City, Utah
March 5, 2019

We have served as the Company’s auditor since 2018.

An Association of Independent Accounting Firms

PDS Biotechnology Corporation
Balance Sheets

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$103,695	$175,884
Prepaid expenses and other receivables	156,628	54,802
Total current assets	260,323	230,686
Property and equipment, net	29,508	51,821
Intangible assets, net	41,692	46,805
Other assets	12,800	11,452
	84,000	110,078
Total assets	$344,323	$340,764

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Capital lease obligation	$-	$14,319
Accounts payable	1,412,954	624,124
Accrued expenses	593,453	272,169
Payroll taxes	8,436	8,436
Total current liabilities	2,014,843	919,048
Convertible promissory notes payable	30,000	30,000
Capital lease obligation, net of current portion	-	1,244
	30,000	31,244
Total liabilities	2,044,843	950,292
Commitments and contingencies (note 12)
Stockholders’ equity (deficit):
Preferred stock; $0.00001 par value; 5,534,647 shares authorized; and 0 and 0 shares issued and outstanding at December 31, 2018 and 2017, respectively	-	-
Common stock; $0.00001 par value; 22,138,587 shares authorized; 10,475,741 and 9,354,808 shares issued and outstanding at December 31, 2018 and 2017, respectively	105	94
Additional paid-in capital	19,312,548	17,492,996
Accumulated deficit	(21,013,173)	(18,102,618)
Total stockholders’ equity (deficit)	(1,700,520)	(609,528)
Total liabilities, and stockholders’ equity (deficit)	$344,323	$340,764

See accompanying notes to financial statements

PDS Biotechnology Corporation
Statements of Operations

	Years Ended December 31,
	2018	2017
Revenues	$-	$-
Operating expenses:
Research and development	789,052	2,007,308
General and administrative	2,089,582	1,384,266
Depreciation and amortization	27,426	28,688
Total operating expenses	2,906,060	3,420,262
Loss from operations	(2,906,060)	(3,420,262)
Other income (expense):
Interest expense	(3,595)	(1,495)
Other	(900)	(1,431)
	(4,495)	(2,926)
Net (loss)	$(2,910,555)	$(3,423,188)
Net (loss) per common share:
Basic and diluted	$(0.28)	$(0.37)
Weighted average number of shares outstanding
Basic and diluted	10,230,997	9,329,526

See accompanying notes to financial statements

PDS Biotechnology Corporation
Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount
Balance at January 1, 2017	9,238,520	92	16,201,036	(14,679,430)	1,521,698
Capitalized offering costs	-	-	(78,686)	-	(78,686)
Stock based compensation	-	-	262,248	-	262,248
Issuance of common stock for cash	106,489	2	1,014,998	-	1,015,000
Issuance of common stock for consulting fees	9,799	-	93,400	-	93,400
Net loss	-	-	-	(3,423,188)	(3,423,188)
Balance at December 31, 2017	9,354,808	94	17,492,996	(18,102,618)	(609,528)
Capitalized offering costs	-	-	(560,234)	-	(560,234)
Stock based compensation	-	-	251,947	-	251,947
Issuance of common stock for cash	915,010	9	1,279,991	-	1,280,000
Issuance of common stock for consulting fees	122,980	1	614,898	-	614,899
Issuance of common stock for warrant exercise	23,525	-	99,962		99,962
Issuance of common stock for stock option exercise	59,419	1	132,988		132,989
Net loss	-	-	-	(2,910,555)	(2,910,555)
Balance at December 31, 2018	10,475,741	$105	$19,312,548	$(21,013,173)	$(1,700,520)

See accompanying notes to financial statements

PDS Biotechnology Corporation
Statements of Cash Flows

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,910,555)	$(3,423,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,426	28,688
Stock-based compensation expense	866,845	355,648
Changes in operating assets and liabilities:
Prepaid expenses and other receivables	(101,825)	89,677
Other assets	(1,348)	6,600
Accounts payable	788,830	226,810
Accrued expenses	321,284	(16,034)
Net cash used in operating activities	(1,009,343)	(2,731,799)
Cash flows from investing activities:
Purchases of property and equipment	-	(2,335)
Net cash used in investing activities	-	(2,335)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,280,000	1,015,000
Proceeds from stock option exercise	132,989	-
Proceeds from warrant exercise	99,962	-
Issuance costs	(560,234)	(78,686)
Proceeds from issuance of convertible promissory notes	-	30,000
Repayments of capital lease obligation	(15,563)	(13,261)
Net cash provided by financing activities	937,154	953,053
Net increase (decrease) in cash and cash equivalents	(72,189)	(1,781,081)
Cash and cash equivalents at beginning of year	175,884	1,956,965
Cash and cash equivalents at end of year	$103,695	$175,884
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,362	$2,552
Cash paid for income taxes	$500	$500

See accompanying notes to financial statements

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(1) Nature of Business and Liquidity

Organization
PDS Biotechnology Corporation (the “Company”) is a biopharmaceutical company developing novel cancer immunotherapies and vaccines for infectious diseases. The Company was incorporated on December 6, 2005 under the laws of the State of Delaware. The Company’s operations are located in Princeton, New Jersey.

Business Condition-Going Concern

The financial statements have been prepared on a going concern basis which assumes the realization of assets and liabilities in the normal course of business.  The Company has incurred losses and negative cash flows from operations since inception and had an accumulated deficit of $21 million as of December 31, 2018. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from its product candidates currently in development.  The Company’s primary source of liquidity to date has been the issuance of debt and equity securities. Management believes that the cash and cash equivalents as of December 31, 2018 are sufficient to fund operations through the first quarter of 2019. Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates. There is no assurance that such financing will be available when needed or on acceptable terms.  In view of these matters, there is substantial doubt that the Company will be able to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to expand operations and to achieve a level of profitability.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

In November 2018, the Company announced it had entered into a merger agreement with Edge Therapeutics.  The merger is expected to create a combined company with sufficient cash to fund operations into 2020.  There can be no assurance that these future funding efforts will be successful.  The merger is structured as a stock-for-stock transaction whereby all of the Company’s shares of common stock and securities convertible into or exercisable for common stock will convert into Edge’s common stock and securities convertible into or exercisable for Edge common stock.  Under the exchange ratio formula of the merger agreement, immediately following the merger, the former PDS security holders will own approximately 70% of the combined company.  The transaction has been approved by the Board of Directors of both companies and is expected to close in the first quarter of 2019.  Upon the closing of the transaction, the merged company will operate under the PDS Biotechnology Corporation name, and the combined company’s common stock is expected to continue to trade on NASDAQ under a new ticker symbol.

Risks and Uncertainties
The Company is subject to those risks associated with any specialty pharmaceutical company that has substantial expenditures for research and development. There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change, and is largely dependent on the services of its employees and consultants.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(1) Nature of Business and Liquidity (Continued)

Basis of Presentation The Company has prepared the accompanying financial statements in conformity with U.S. GAAP.

(2) Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, including cash equivalents, accounts payable, and accrued expenses approximate fair value given their short-term nature.

Cash and Cash Equivalents
The Company considers all highly liquid investments that have original maturities of three months or less when acquired to be cash equivalents. As of December 31, 2018 and 2017, the Company invested a portion of its cash balances in money market funds, which has been included as cash equivalents on the balance sheets.

Prepaid Expenses
Prepaid expenses consist of the following:

	December 31,
	2018	2017
Insurance	$3,428	$5,901
Service agreements	148,200	40,000
Other receivables	-	3,901
Annual royalty fee	5,000	5,000
	$156,628	$54,802

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(2) Summary of Significant Accounting Policies (Continued)

Property and Equipment
Property and equipment is recorded at cost and is depreciated on a straight-line basis over their estimated useful lives. The Company estimates a life of three years for computer equipment, five years for lab equipment and seven years for lab furniture.  When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operating expenses. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets
The Company assesses the recoverability of its long-lived assets, which include property and equipment, whenever significant events or changes in circumstances indicate impairment may have occurred. If indicators of impairment exist, projected future undiscounted cash flows associated with the asset are compared to its carrying amount to determine whether the asset’s value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. For the years ended December 31, 2018 and 2017, the Company determined that there was no impairment of its long-lived assets.

Deferred Offering Costs
The Company capitalizes certain legal, professional, accounting, travel and other third party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity (deficit) as a reduction to the carrying value of the shares issued.   If an offering is not successful, deferred offering costs are expensed to general and administrative expenses.

Intangible Assets
The Company capitalizes the patent license fees paid to third parties.  Patent license fees are amortized on a straight-line basis over the remaining life of the patent license.

The Company capitalizes the professional fees incurred in relation to issuance of debt instruments, as deferred financing fees.  Deferred financing fees are amortized on a straight-line over the remaining life of the related debt instrument.

Research and Development Costs
Research and development costs are expensed as incurred. Research and development costs include salaries, share-based compensation and benefits of employees, third-party license fees and other operational costs related to the Company’s research and development activities, including allocated facility-related expenses and external costs of outside vendors engaged to conduct preclinical studies and other research and development activities.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(2) Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation
The Company measures and recognizes share-based compensation expense, for both employee and director option awards, based on the grant date fair value of the awards. The Company recognizes share-based compensation expense, net of estimated forfeitures, on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Company determines the fair value of share-based awards granted to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. All issuances of equity instruments issued to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. These awards are recorded in expense and additional paid-in capital in shareholders’ (deficit) equity over the applicable service periods based on the fair value of the options at the end of each period.

The Company classifies share-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipients’ service payments are classified.

The Company estimates the fair value of employee and director share options as of the date of grant using the Black-Scholes option pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share price volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price. The expected term of the Company’s share options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the yield curve of a zero-coupon U.S. Treasury bond on the date of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.

The Company also estimates the fair value of consultant and non-employee share options using the Black-Scholes option pricing model reflecting the same assumptions as applied to employee and director options in each of the reporting periods, other than the expected life, which is assumed to be the remaining contractual life of the options.

Per Share Information
Basic earnings (loss) per share are calculated using the weighted average number of common shares outstanding for the period presented.  Diluted earnings per share includes the addition of potentially dilutive securities as of December 31, 2018 and 2017.  As the Company reported net losses, the effect is anti-dilutive and were excluded from the diluted earnings (loss) calculation.  There were 475,694 and 155,181, warrants outstanding as of December 31, 2018 and 2017 as well as 1,658,883 and 1,574,297 options outstanding as of December 31, 2018 and 2017, respectively which are considered dilutive but are not included in the calculation because they are anti-dilutive.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(2) Summary of Significant Accounting Policies (Continued)

Common Stock Warrants
The Company measures and recognizes warrants, for non-employees for the value or goods or services received or in conjunction with the issuance of a debt or equity financing issuance based on the grant date fair value of the warrant.The Company determines the fair value of warrants granted to non-employees or investors as either the fair value of the consideration received or the fair value of the debt or equity instruments issued, whichever is more reliably measurable. All issuances of debt and equity instruments issued to investors or non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the debt and equity instruments issued. These awards can be recorded as either an expense or liability depending on the nature of the warrant.

Generally, if a warrant cannot be settled in cash by the holder or a stock settled transaction, the warrant is considered an equity transaction to the Company and has an offsetting debit to additional paid-in capital in shareholders’ (deficit) equity based on the fair value of the warrant at the issuance date.

The Company estimates the fair value of warrants as of the date of grant using the Black-Scholes option pricing model as described in Stock-Based Compensation in the previous section.

Revenue Recognition

License Agreement
Revenue associated with licensing agreements primarily consists of non-refundable upfront license fees, nonrefundable annual license fees and milestone payments. Non-refundable upfront license fees received under license agreements, whereby continued performance or future obligations are considered inconsequential to the relevant license technology, are recognized as revenue upon delivery of the technology.  If a licensing agreement has multiple elements, The Company analyzes each element of its licensing agreements and considers a variety of factors in determining the appropriate method of revenue recognition of each element.  The Company has no license agreement revenue for the years ended December 31, 2018 and 2017.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(2) Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Product Revenue
The Company has had no product revenue to date.

Grant Revenue
The Company periodically enters into grant agreements with both federal agencies and Pharmaceutical companies related to both research and result analysis.  Grant revenues received in advanced are deferred until related expenditures are incurred.  Grant revenues earned during 2018 and 2017, respectively were $0 and $0.

Current Income Taxes
The Company assesses its current income tax expense based upon the taxes due in each operating tax jurisdiction, which are comprised of the United States and the States of Indiana and New Jersey. All of the Company’s revenue and operating expenses occurring within these tax jurisdictions.

Payments of advance taxes and income taxes payable in the same tax jurisdictions are offset.

Deferred Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial information carrying amounts of assets and liabilities and their respective tax basis, operating loss carry forwards and tax credits. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period of change.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(2) Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Deferred Income Taxes (Continued)
The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

The Company recognizes interest and penalties related to uncertain tax positions in income tax provision.

Concentrations of Credit Risk
The Company does not have a customer concentration risk.  The Company does not expect to have recurring revenue for several years but may have periodic grants, research projects and licensing fee revenue.

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company principally utilized national/regional banks to maintain its operating cash accounts.  At certain times, such balances may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits.

In the normal course of its operations, the Company enters into contracts and agreements that contain indemnifications.  The Company’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Company that have not occurred.  The Company expects the risk of loss to be remote.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months.

Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  We are currently evaluating the impact of our pending adoption of the new standard on our consolidated financial statements.  The Company currently expects that upon adoption of ASU 2016-02, right-of-use assets and lease liabilities will be recognized in the balance sheet in amounts that will be material.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(3) Property and Equipment

Property and equipment consisted of the following:

	Estimated useful life (in years)	December 31,
		2018	2017
Lab equipment	5	$86,911	$135,369
Lab furniture	7	1,343	1,343
Computer equipment	3	13,545	16,963
Total cost		101,799	153,675

Less accumulated depreciation		(72,291)	(101,854)
Property and equipment, net		$29,508	$51,821

Depreciation expense was $22,313 and $23,575, respectively, for the years ended December 31, 2018 and 2017.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(4) Intangible Assets

Intangible assets consisted of the following:

	Estimated Life (in Months)	December 31,
		2018	2017
Patent license fees #1	111	15,000	15,000
Patent license fees #2	201	15,000	15,000
Patent license fees #1 - Amendment	107	15,000	15,000
Patent license fees #2 - Amendment	197	15,000	15,000
		60,000	60,000
Less accumulated amortization		(18,308)	(13,195)
Intangible assets, net		$41,692	$46,805

Future amortization expense as of December 31, 2019

Year Ending December 31,	Amount
2019	$5,113
2020	5,113
2021	5,113
2022	5,113
2023	5,113
Thereafter	16,127
$41,692

Amortization expense was $5,113 and $5,113, for the years ending December 31, 2018 and 2017, respectively.

(5) Convertible Promissory Notes

In November 2017, the Company received $30,000 from an investor in exchange for a convertible promissory note (2017 issuances).  The 2017 issuances bear interest at 7.50% per annum.  The 2017 issuances have no defined payment terms and mature on December 1, 2020, unless one of the following occurs prior to the maturity date, as defined in the agreement.

1.
Automatic QF Conversion.  In the event the Company issues and sells shares (in a sale or series of sales) of its Equity Securities on or before the Maturity Date in an equity financing in which cumulative gross proceeds including the aggregate outstanding principal balance and all accrued and unpaid interest on the Notes equal or exceed $5M (the “Qualified financing”), then the outstanding principal balance of the Note and all unpaid interest (“Conversion Amount”) shall be converted into such Equity Securities at the Conversion Price.  The Conversion price shall be the lesser of a) the price per share paid by the purchasers of such Equity Securities in such Qualified Financing, and (b) $2.11 per share.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(5) Convertible Promissory Notes (Continued)

2.
MD Conversion.  In the event that a Qualified Financing has not closed on or prior to the Maturity Date, all outstanding principal and interest of the Note will convert at a conversion price equal to $2.11 per share.

The promissory note was amended in December 2018 and states that in the event the Company consummates a Sale of the Company prior to the conversion or repayment in full of this Note, the outstanding principal amount and all accrued but unpaid interest due shall automatically convert into the numbers of shares of the Company’s common stock equal to (a) the principal amount plus all accrued but unpaid interest thereon, divided by (b) $1.11, which shall be automatically issued to Holder as of immediately prior to the consummation of such Sale of the Company.

A summary of convertible promissory notes outstanding is listed below

	2018	2017

Convertible promissory note holder #1 , net, December 31,	$30,000	$30,000

(6) Capital Lease Obligation

In February 2016, the Company leased lab equipment with a value of $40,116 from an unrelated third party.  Based on the terms of the lease, it met the criteria to be capitalized.  The capital lease obligation was payable over 36 months beginning in February 2016, with a final payment due in January 2019.  The Company decided to buyout the capital lease and the final payment was made in October 2018.  The implicit interest rate on the capital lease obligation was 7.70%.  In conjunction with the recording of the capital lease obligation, property and equipment was recorded in the same amount, to be amortized over 60 months on a straight-line basis.

Amortization expense recorded for the years ended December 31, 2018 and 2017 were $8,023 and $8,023, respectively.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(7) Accrued Expenses

Accrued expenses consisted of the following:

	December 31,
	2018	2017
Consulting	$244,200	$100,500
Clinical Trials	45,500	-
General Research	25,829	21,016
Interest	2,497	247
Other	44,177	44,176
Payroll	45,833	57,292
Professional	177,417	40,938
Rent	8,000	8,000
	$593,453	$272,169

(8) Warrants

In March 2018, in conjunction with the sale of 200,000 shares of common stock to an investor, described in Note 9, the Company has given an investor the following incentives:  The right to purchase an additional 200,000 shares of common stock which can be purchased at 0.80 times the fair market value of a common share (as determined in good faith by the Board of Directors of the Company);  The right to purchase an  additional 200,000 shares of common stock at 150% of the Qualified Financing price per share, if such events occurs.  The current market value at the date of the transaction was the January 2018 PPM price of $5.00 per common share.  These purchase options are considered warrants.  The fair value of the first set of warrants using the Black-Scholes Model was $520,000 and was converted at the exercise price of $4.00, which was 80% of the current market value of $5.00.  The first set of warrants were valued using the Black-Scholes model for warrants, which Is required to be bifurcated from the amount of proceeds received on a pro-rata basis.  This resulted in the bifurcation of $342,105 from the equity investment of $1,000,000.  The fair value of the second set of warrants has not been determined because a Qualified Financing has not occurred through December 31, 2018.

In March 2018, the Company signed a deferment arrangement with its law firm to address the Company’s outstanding liability of $527,123 (the “Fee Amount”) at December 31, 2017.  Under the terms of the agreement, the law firm agreed to issue a credit of 20% of the outstanding balance or $105,424, if the Company repays the Fee Amount within fifteen months, which is May 2019.  In conjunction with the deferment arrangement described above, the Company shall issue to law firm on the closing of a $2,000,000 Qualified Financing, a warrant, in a form to be mutually agreed by the parties, to purchase an amount of common stock of the Company issued in such Qualified Financing equal to 1% of the outstanding securities of the Company as of the date of issuance of the warrant (including, but not limited to any issued options and warrants). The term of the warrant shall be 10 years from the issuance date and an exercise price equal to the lesser of $5.00, such price subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to shares of the Company, or the price per share at which one share of the Company’s stock is sold in the Qualified Financing.  In November 2018, the Board agreed to issue a warrant to the law firm in anticipation of the close of the proposed Edge transaction.  The Company issued a warrant to the law firm with the right to purchase 138,838 shares of the Company’s common stock.  The warrant was valued at $581,731 using the Black Scholes model explained herein.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(8) Warrants (Continued)

In July and August 2018, Board Member #2 exercised 23,525 warrants at a price of $4.25 per share, resulting in the receipt of $99,963 by the Company.  These warrants were issued in conjunction with 2015 convertible promissory notes of $1,000,000 which converted to equity in December 2016.

In December 2018, the Company issued a Bridge Financing Term Sheet to raise $2,000,000 by offering 400,000 shares of common stock at $5.00 per share plus 20% warrant coverage.  The Company issued 26,000 shares of common stock to investors at the $5.00 share price resulting in gross proceeds of $130,000 through December 2018.  The fair value of the warrants using the Black-Scholes model for warrants, as explained herein, was $17,380 and was converted at the exercise price of $5.00.  The warrants were valued using the Black-Scholes model for warrants which resulted in the bifurcation of $15,330 from the equity investment of $130,000.  In January 2019, the Board approved an amendment to the terms of the Financing to include warrant coverage in amount equal to 45% of the investment.

The assumptions used in the Black-Scholes option pricing model to determine the fair value of warrants granted to vendors and investors during the period were as follows:

Years Ended December 31,
	2018	2017
Risk-free interest rate	2.67%-3.11%	N/A
Expected term (in years)	2-10	N/A
Expected volatility	82.8%	N/A
Expected dividend yield	-	-
Exercise price	$4-$5	$-
Fair value of ordinary share	$3.67-$4.38	$-

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(8) Warrants (Continued)

A summary of warrant activity is listed below:

Warrants
Balance as of January 1, 2017	155,181
Granted	-
Exercised	-
Balance as of December 31, 2017	155,181
Granted	344,038
Exercised	(23,525)
Balance as of December 31, 2018	475,694

(9) Stockholders’ (Deficit)

Common Stock Transactions
In January 2018, the board of directors approved a 1:4.517 reverse stock split on common shares.  All share and per share amounts presented have been adjusted to reflect the stock split as if had happened on January 1, 2017.  In January 2018, the Company increased the number of authorized shares of common stock to 22,138,587.

Throughout 2017, the Company issued 106,489 shares of common stock to investors at $9.53 per share, in conjunction with the December 2016 Private Placement, resulting in gross equity financing of $1,015,000.  After subtracting out cumulative offering costs of $78,686, the Company received net proceeds of $936,314.  In September 2017, the Company signed a consulting agreement with a related third party consultant, in which, in lieu of cash payment of $93,400, the related third party consultant elected to receive shares at the current fair value of $9.53 per common shares, resulting in the issuance of 9,799 common shares.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 95,837 and 8,819 shares of common stock, respectively, for the 2017 December 2016 PPM investors and the related party consultant, respectively.

In January 2018, the Company issued a PPM (“January 2018 PPM”) to raise $4,000,000 by offering 800,000 shares of common stock at $5.00 per share.  The Company issued 230,000 shares of common stock and received $1,150,000 in gross proceeds.  After subtracting out cumulative financing costs of $46,000, the Company received net proceeds of $1,104,000.  In September 2017, the Company signed a consulting agreement with a related third party consultant, in which, in lieu of cash payment of $46,000, the related third party consultant elected to receive shares at the current fair value of $5.00 per common shares, resulting in the issuance of 9,200 common shares.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(9) Stockholders’ (Deficit) (Continued)

Common Stock Transactions (Continued)
In March 2018, in conjunction with the sale of common stock mentioned herein, the Company has given an investor the following incentives.  The right to receive additional common stock shares due to dilution, as defined in the agreement.  The right to purchase an additional 200,000 shares of common stock can be purchased at 0.80 times the fair market value of a common share (as determined in good faith by the Board of Directors of the Company), see Note 8 for detail.  An additional 200,000 shares of common stock can be purchased at 150% of the Qualified Financing price per share.  This investor was previously engaged in a private sale of the Company’s common stock in 2017.  In conjunction with the March 2018 sale of common stock, the Company agreed to apply the same reduction in the price per common share listed in the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share to this private transaction.  As a result, the Company issued an additional 14,940 shares of common stock.

In July and August 2018, Board Member #2 exercised 23,525 warrants at a price of $4.25 per share, resulting in the receipt of $99,963 by the Company.

In December 2017, the Company signed a consulting agreement with a related third party to provide marketing services.  The related third party consultant was entitled to a monthly consulting fee of $75,000.

The agreement was amended in July 2018 and the consulting fee was reduced to $225,000 due to failure of the consultant to produce new investors for the Company based on its marketing efforts.  In lieu of the cash payment of $225,000, under the terms of the amendment, third party consultant elected to receive shares of common stock at the current fair value of $5.00 per common share, resulting in the issuance of 45,000 common shares of the Company.

In September and October 2018, Board Member #2 exercised 54,106 stock options at a price of $2.24 per share, resulting in the receipt of $121,098 by the Company.

In October 2018, a previous employee exercised 5,313 stock options at a price of $2.24 per share, resulting in the receipt of $11,891 by the Company.

In October 2018, the Board of Directors granted a total 68,780 shares of common stock to two Board Members at $5.00 per share of common stock in lieu of cash compensation for the previous two years.

In December 2018, the Company issued a Bridge Financing Term Sheet to raise $2,000,000 by offering 400,000 shares of common stock at $5.00 per share plus 20% warrant coverage.  The Company issued 26,000 shares of common stock to investors at the $5.00 share price resulting in gross proceeds of $130,000 through December 2018.  In January 2019, the Board approved an amendment to the terms of the Financing to include warrant coverage in an amount equal to 45% of the investment.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(9) Stockholders’ (Deficit) (Continued)

Common Stock Transactions (Continued)
A summary of equity transactions is as follows:

	2018	2017
Cash received	$1,280,000	$1,015,000
Exercise of warrants	99,962	-
Exercise of Stock options	132,989	-
Gross proceeds	1,512,951	1,015,000
Offering costs	(560,234)	(78,686)

Net Proceeds	$952,717	$936,314

Services rendered	$614,899	$93,400

Shares issued	1,120,934	116,288

Preferred Stock Transactions
In January 2018, the Company increased the number of authorized shares to 27,673,234, which included 22,138,587 shares of common stock described previously in footnote and 5,534,647 shares of preferred shares.  There were no preferred shares issued through December 31, 2018.

(10) Stock Option Plan

Adoption of Stock Option Plan
The Company’s 2009 Amended Stock Option Plan authorizes the board of directors or a committee of the board to grant incentive share options, non-qualified share options, or NQSOs, to eligible employees, outside directors and consultants of the Company. On January 12, 2018, the Company’s board of directors adopted the PDS Biotechnology 2018 Stock Incentive Plan (the “2018 Plan”).  The plan took effect in November 2018 when the 2009 Plan expired.  The 2018 Plan reserves 1,710,825 shares for issuance.  As of December 31, 2018 and 2017, respectively, 1,017,825 and 136,528 common shares remained available for future grants.  In October 2018, the Board approved an amendment to all options granted under the 2009 Stock Option Plan and the 2018 Stock Incentive Plan to provide the vesting of all outstanding options be accelerated immediately prior to the earlier of (i) the holder’s termination without cause, (ii) the consummation of a Change of Control, and (iii) a Qualified Equity Financing.  In addition, in the event that the service relationship or employment of a holder of a Company Option is terminated without cause or by such holder’s death or disability, or such holder resigns from employment or voluntarily terminates the service relationship, then notwithstanding the provisions of the Company Stock Plans, the vested portion of all Company Options outstanding may be exercised at any time prior to the expiration date of such Company Option.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(10) Stock Option Plan (Continued)

During the years ended December 31, 2018 and 2017, respectively, the Company granted options to purchase 147,547 and 0 common shares, respectively, to employees and outside consultants. The Company recorded share-based compensation expense of $251,947 and $262,248, respectively, for the years ended December 31, 2018 and 2017.  Options generally vest over a period of one to five years, and options that lapse or are forfeited are available to be granted again. The contractual life of all options is ten years. The expiration dates of the outstanding options range from 2019 to 2028.  The Company measures and records the value of options granted to non-employees over the period of time services are provided and, as such, unvested portions are subject to re-measurement at subsequent reporting periods.

In October 2018, the Company agreed to grant 1,031,691 stock options to employees and service providers immediately prior to the consummation of a Change of Control with an exercise price equal to the fair market value of a share of common stock on the date of grant.

Unrecognized share based compensation charges as of December 31, 2018, are expected to be recognized as follows:

Years Ending December 31,	Amount
2019	$143,164
2020	69,286
2021	9,119
2022	-
2023	-
$221,569

The assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees during the period were as follows:

	Years Ended December 31,
	2018	2017
Risk-free interest rate	2.75%-2.99%	N/A
Expected term (in years)	6.25	N/A
Expected volatility	82.9%-83.6%	N/A
Expected dividend yield	-	-
Exercise price	$5.00	$-
Fair value of ordinary share	$4.21	$-

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(10) Stock Option Plan (Continued)

The following table summarizes the stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (In Years)	Aggregate Intrinsic Value
Balance as of January 1, 2017	1,685,964	$2.09	6.14	$222,697
Granted
Forfeited	(111,667)	$2.24
Balance as of December 31, 2017	1,574,297	$2.10	4.93	222,697
Granted	147,547	$3.08
Forfeited	(3,542)	$2.24
Exercised	(59,419)	$2.24
Balance as of December 31, 2018	1,658,883	$2.35	4.36	$4,396,743

Options exercisable, December 31, 2018	1,612,980	$2.27	4.21	$4,396,744

As of December 31, 2018, the unrecognized compensation cost related to outstanding options was $221,569 and is expected to be recognized as expense over a weighted-average period of approximately 1.60 years.

Share-based compensation is allocated to employees and consultants based on their respective departments.  All Board of Directors compensation is charged to general and administrative compensation.

Share-based compensation expense was classified in the statements of operations as follows:

	Years Ended December 31,
	2018	2017

Research and development	$46,383	$60,966
General and administrative	205,564	201,282

Total share-based compensation	$251,947	$262,248

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(11) Income Taxes

As of December 31, 2018 and 2017, the Company has approximately $19,122,000 and $16,319,000 of federal net operating loss carryforwards and $469,000 and $439,000 of federal research tax credit carry-forwards as of December 31, 2018 and 2017, respectively.  As of December 31, 2018 and 2017, the Company has approximately $19,050,000 and $16,247,000 of state net operating loss carryforwards.  The federal and state net operating loss carry-forwards and the federal research tax credit carry-forwards begin to expire in 2028 and 2037, respectively.

The Tax Reform Act of 1986 (the “Act”) provides for limitation on the use of net operating loss and research and development tax credit carryforwards following certain ownership changes (as defined by the Act) that could limit the Company’s ability to utilize these carryforwards. The Company may have experienced various ownership changes, as defined by the Act, as a result of past financings. Accordingly, the Company’s ability to utilize the aforementioned carryforwards may be limited. Additionally, U.S. tax laws limit the time during which these carryforwards may be applied against future taxes; therefore, the Company has determined it is more likely than not that these net operating losses will not be realized.

The components of the net deferred income tax asset as of December 31, 2018, 2017 are as follows:

	Years Ended December 31,
	2018	2017
Deferred tax assets:
Net operating loss carry-forwards	$5,147,280	$4,392,017
Research and development credit carry-forwards	98,427	92,146
Fixed assets	438	(1,221)
Intangible assets	2,238	2,208
Accrued expenses	-	40,972
Gross deferred tax assets	5,248,383	4,526,122
Less valuation allowance	(5,248,383)	(4,526,122)

Net deferred tax asset	$-	$-

In assessing the realizability of deferred tax assets, the Company considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences representing net future deductible amounts become deductible. After consideration of all the evidence, both positive and negative, the Company has recorded a full valuation allowance against its net deferred tax assets as of December 31, 2018 and 2017, respectively, because the Company has determined that is it more likely than not that these assets will not be fully realized due to historic net operating losses incurred.  The valuation allowance increased (decreased) by approximately $722,000 and $(897,000) during the years ended December 31, 2018 and 2017, respectively, due primarily to the generation of net operating loss carryforwards during 2018 and 2017.  For the year ended December 31, 2017 only, the decline in the valuation is a result of the change in Federal Statutory Rate from 34.00% to 21.00%.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(11) Income Taxes (Continued)

The Company does not have unrecognized tax benefits as of December 31, 2018 and 2017, respectively. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

A reconciliation of income tax expense (benefit) at the statutory federal income tax rate and income taxes as reflected in the financial statements is as follows:

	Years Ended December 31,
	2018	2017
Federal income tax benefit at statutory rate	21.00%	21.00%
State income tax, net of federal benefit	5.42%	5.49%
Permanent differences	-1.82%	-1.61%
Research and development credit benefit	0.22%	-0.84%
Change on tax rate	0.00%	-50.01%
Change in valuation allowance	-24.82%	25.97%

Effective income tax rate	0.00%	0.00%

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company’s 2015 to 2018 tax years remain open and subject to examination. The Company’s tax returns are subject to examination by the relevant tax authority until expiration of the applicable statute of limitations, which is generally three years after the filing of the tax return.  It is difficult to predict the final timing and resolution of any particular uncertain tax position.  Based on the Company’s assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

(12) Commitments and Contingencies

Operating Leases
The Company leased its corporate offices and laboratory facilities in North Brunswick, New Jersey under several non-cancellable operating leases with an unrelated third party, which expired on June 2016.  The Company elected to extend the leases for an additional two-year period through June 2018.  Beginning in July 2018, the Company leased on a month to month basis through October 2018.  Beginning in October 2018, the Company rents a storage space with an unrelated third party.  The Company leases this space on a month to month basis.  In November 2018, the Company began leasing its corporate offices and laboratory facilities in Princeton, New Jersey under an operating lease with an unrelated third party.  The Company leases this space on a month to month basis.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(12) Commitments and Contingencies (Continued)

The company recorded rent expense of $53,442 and $88,258 for the years ended December 31, 2018 and 2017, respectively.

Employment Agreements
The Company has entered into an employment contract with one of its officers that provides for severance and continuation of benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreements. The agreement covers twenty-four months of salary and benefits. In addition, in the event of termination of employment following a change in control, as defined in the employment contracts, either by the Company without cause or by the employee for good reason, any unvested portion of the employee’s stock options become immediately vested.

Retainer/Advisory and Finders’ Fee Agreements
The Company entered into a consultant agreement with related party consultant (Related Party Consultant #1) described in Note 13, beginning in May 2016.  Under the terms of the arrangement the Company will pay a 4.00% Finders’ Fee of the aggregate gross proceeds received by the Company in any offering of Company securities from investors first introduced to the Company by related party consultant.  The agreement was modified in September 2017 and the Finders’ Fee owed was converted to common stock at $9.53 per share. In 2018, the Finders’ Fee earned through December 2018 was converted to 9,200 shares at $5.00 per share.  The agreement terminates in September 2021.

The Company entered into a 12 month agreement with a consultant (Consultant #1) beginning November 2017.  Under the terms of the arrangement the Company will pay a monthly advisory fee of $5,000 to Consultant #1 for the first three months.  In addition, the Company will pay a 4.00% Finders’ Fee of the aggregate gross proceeds received by the Company in any offering of Company securities from investors first introduced to the Company by Consultant #1.  As of October 31, 2018, no introductions had been made.  The agreement terminated November 2018.

The Company entered into a 12 month agreement with a consultant (Consultant #2) beginning November 2017.  Under the terms of the arrangement the Company will pay a monthly consulting fee of $25,000 to Consultant #2 on the successful completion by the Company of not less than $1,000,000 in new equity funding during the term of the agreement.  The Company will grant Consultant #2 a 5 year cashless option to purchase 0.5% of the Company’s then outstanding common stock at a price equal to the price at which the Company conducts its next private offering of common stock and an additional five year cashless option to purchase 0.5% of the Company’s then outstanding common stock at a price equal to the price at which the Company conducts its public offering of common stock, provided that such offering occurs within one year of the effective date.  The agreement terminated October 2018.  The Company issued Consultant #2 52,247 options to purchase common stock at $5.00 per share. The options are fully vested upon grant and are outside of the 2018 Plan pool.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(12) Commitments and Contingencies (Continued)

The Company entered into a consultant agreement with related party consultant (Related Party Consultant #2) described in Note 13, beginning in December 2017.  Under the terms of the arrangement, the Company will pay a monthly consulting fee of 15,000 shares of common stock, which is equal to $75,000 based on the January 2018 PPM price of $5.00 per share.  The agreement was amended in July 2018.  Under the terms of the amendment, the Company made a one-time payment to related party consultant of 45,000 shares at $5.00 per share in lieu of cash which equates to $225,000.  The amendment also includes an opportunity for the consultant to be compensated with up to an additional 45,000 shares of the Company’s common stock upon the achievement of certain future milestones and deliverables as defined with no current expiration date.

In February 2018, the Company entered into an agreement with a consultant (Consultant #3).  Under the terms of the arrangement the Company will pay a monthly retainer of $7,000 to Consultant #3.  In addition, if the Company retains a first financing, Consultant #3 will receive a one-time $15,000 bonus, and increase the retainer to $8,000 per month.  Following the Company’s IPO, the monthly retainer would increase to $10,000 per month.  The agreement can terminate any time with thirty days written notice.

In March 2018, in conjunction with the sale of 200,000 shares of common stock to an investor, described previously in Note 9, the Company has given the investor the right to receive additional common stock shares due to dilution, as defined in the agreement.

In June 2018, the Company entered into an agreement with a consultant (Consultant #4).  Under the terms of the arrangement the Company will pay a monthly retainer of $10,000 to Consultant #4.  In addition, the Company will pay a Transaction Fee equal to a percentage of the gross proceeds received by the Company in any offering of Company securities from investors first introduced to the Company by Consultant #4 based on a sliding scale in the agreement. No introductions had been made.  The agreement was terminated in August 2018.

In October 2018, the Company agreed to provide $475,000 cash compensation to certain employees and service providers of the Company upon the earlier of a consummation of Change of Control or a Qualified Equity Financing.  In addition, the Company agreed to grant 1,031,691 stock options to employees and service providers immediately prior to the consummation of a Change of Control with an exercise price equal to the fair market value of a share of common stock on the date of grant.

Litigation
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company believes no matters will have a material impact to the Company’s financial position or results of operations.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(12) Commitments and Contingencies (Continued)

Other Commitments
In December 2018, the Company entered into a Transition Services Agreement with Edge Therapeutics, Inc. Under the terms of the agreement, the Company will pay Edge for CMC (Chemistry, Manufacturing and Controls) services and clinical services until the closing of the transaction which is projected to be March 2019.  The Company will pay Edge $114,100 for services rendered December 2018 through February 2019 and a prorated amount of the March charge of $34,300 based on the effective date of the proposed merger.

(13) Related Party Transactions

In December 2014, a board member/investor (Board Member #1) signed a consulting agreement with the Company for $30,000 per year effective January 1, 2015. In July 2016, Board Member #1 converted balances outstanding of $45,000 into convertible promissory notes.  The promissory notes plus related accrued interest totaling $46,042 were converted into equity in December 2016 resulting in the issuance of 6,038 shares of common stock at a price of $7.62 per share.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 5,434 shares of common stock for the Board compensation convertible promissory note issued to Board Member #1 in 2016.  For the nine months ended September 30, 2018 and for the year ended December 31, 2017, the Company incurred consulting fees of $22,500 and $30,000, respectively.  Consulting fees outstanding to Board Member #1 at December 31, 2017 were $45,000.  In October 2018, the Board agreed to grant Board Member #1 34,390 shares of common stock valued at $5.00 per share in lieu of cash compensation owed to date through the close of the Edge transaction predicted to close in March 2019. An additional $52,225 of consulting fees were expensed in 2018.  $52,225 remains in Prepaid Expenses as of December 31, 2018.  The expense will be amortized through March 2019.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(13) Related Party Transactions (Continued)

In December 2014, a board member/investor (Board Member #2) signed a consulting agreement with the Company for $15,000 per year effective January 1, 2015.  In July 2016, the Board Member #2 converted balances outstanding of $22,500 into convertible promissory notes.  The promissory notes plus related accrued interest totaling $23,020 were converted into equity in December 2016, resulting in the issuance of 3,019 shares of common stock at a price of $7.62 per share.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 2,717 shares of common stock for the Board compensation convertible promissory note issued to Board Member #2 in 2016.  For the nine months ended September 30, 2018 and for the year ended December 31, 2017, the Company incurred consulting fees of $11,250 and $15,000, respectively.  Consulting fees outstanding to Board Member #2 at December 31, 2017 were $22,500.  In October 2018, the Board agreed to grant Board Member #2 34,390 options to purchase common stock in lieu of cash compensation owed to date through the close of the Edge transaction predicted to close in March 2019.  These options will be granted immediately prior to the consummation of a Change of Control with an exercise price equal to the fair market value of a share of common stock on the date of grant.  An additional estimated $69,100 of consulting fees were expensed in 2018.  An additional $69,100 of consulting fees is expected to be expensed through March 2019.  This expense will be reconciled once the options have been granted and an exercise price is determined.  In November 2015, the Company received $1,000,000 from the Board Member #2 in exchange for a convertible promissory note.  The promissory notes plus related accrued interest totaling $1,056,301 were converted into equity in December 2016, resulting in the issuance of 138,536 shares of common stock at a price of $7.62 per share.  In December 2016, Board Member #2 purchased 26,230 shares of common stock in conjunction with a stock offering at a price of $9.53 per share, resulting in the receipt of $250,000 by the Company.  In August 2016, the Company received $218,767 from Board Member #2 in exchange for a convertible promissory note.  The promissory notes plus related accrued interest totaling $223,442 were converted into equity in December 2016, resulting in the issuance of 26,048 shares of common stock at a price of $8.58 per share.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 23,607, 124,682, and 23,444 shares of common stock, respectively for the December 2016 PPM, the November 2015 convertible promissory note, and the August 2016 convertible promissory note, respectively.  In July 2018, Board Member #2 exercised 15,362 warrants at a price of $4.25 per share, resulting in the receipt of $65,277 by the Company.  In August 2018, Board Member #2 exercised 8,163 warrants at a price of $4.25 pe share, resulting in the receipt of $34,686 by the Company.  In September 2018, Board Member #2 exercised 11,351 stock options at a price of $2.24 per share, resulting in the receipt of $25,406 by the Company.  In October 2018, Board Member #2 exercised 42,755 stock options at a price of $2.24 per share, resulting in the receipt of $95,693 by the Company.

In December 2014, a board member/investor (Board Member #3) signed a consulting agreement with the Company for $15,000 per year effective January 1, 2015.  In July 2016, the Board Member #3 converted balances outstanding of $22,500 into convertible promissory notes.  The promissory notes plus related accrued interest totaling $23,020 were converted into equity in December 2016, resulting in the issuance of 3,019 shares of common stock at a price of $7.62 per share.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 2,717 shares of common stock for the Board compensation convertible promissory note issued to Board Member #3 in 2016.  For the nine months ended September 30, 2018 and for the year ended December 31, 2017, the Company incurred consulting fees $11,250 and $15,000, respectively.  Consulting fees outstanding to Board Member #3 at December 31, 2017 were $22,500.  In October 2018, the Board agreed to grant Board Member #3 34,390 options to purchase common stock in lieu of cash compensation owed to date through the close of the Edge transaction predicted to close in March 2019.  These options will be granted immediately prior to the consummation of a Change of Control with an exercise price equal to the fair market value of a share of common stock on the date of grant.  An additional estimated $69,100 of consulting fees were expensed in 2018.  An additional $69,100 of consulting fees is expected to be expensed through March 2019.  This expense will be reconciled once the options have been granted and an exercise price is determined.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(13) Related Party Transactions (Continued)

In May 2016, the Company received $500,000 from Board Member #4 in exchange for a convertible promissory note.  The promissory notes plus related accrued interest totaling $516,096 were converted into equity in December 2016, resulting in the issuance of 67,687 shares of common stock at a price of $7.62 per share.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 60,918 shares of common stock for the May 2016 convertible promissory note.  In October 2018, the Board agreed to grant a representative of Board Member #4 34,390 shares of common stock valued at $5.00 per share in lieu of cash compensation through the close of the Edge transaction predicted to close in March 2019. $85,975 of consulting fees were expensed in 2018.  $85,975 remains in Prepaid Expenses as of December 31, 2018.  The expense will be amortized through March 2019.

In July 2016, the Company signed a consulting agreement with a related party (Related Party Consultant #1) to assist in raising capital.  In addition, the consultant is entitled to a Finders’ Fee of 4.00% of capital raised from its investors.  In August 2016 the Company received $200,000 from Related Party Consultant #1 in exchange for a convertible promissory note.  The promissory notes plus related accrued interest totaling $204,110 were converted into equity in December 2016, resulting in the issuance of 23,794 shares of common stock at a price of $8.58 per share.  Finders’ Fees of $46,000 and $93,400, were earned, respectively for December 31, 2018 and 2017.  In lieu of cash payment, Related Party Consultant #1 elected to receive shares at the current fair value of $5.00 in 2018 and $9.53 in 2017 per common shares, resulting in the issuance of 9,200 and 9,799 common shares of the Company, respectively in 2018 and 2017.  In January 2018, the Board of Directors approved the reduction in the price per common share listed in both the August 2016 PPM and December 2016 PPM from $9.53 to $5.00 per share.  As a result, the Company issued an additional 21,415 and 8,819 shares of common stock, respectively, for the promissory note issued in 2016 and the Finders’ Fee earned in 2017.

In December 2017, the Company signed a consulting agreement with a related party (Related Party Consultant #2) to provide marketing services.  The Related Party Consultant #2 was entitled to a monthly consulting fee of $75,000.  The agreement was amended in July 2018 and the consulting fee was reduced to $225,000 due to failure of Related Party Consultant #2 to produce new investors for the Company based on its marketing efforts.  In lieu of the cash payment of $225,000, under the terms of the amendment, Related Party Consultant #2 elected to receive shares of common stock at the current fair value of $5.00 per common share, resulting in the issuance of 45,000 common shares of the Company.

PDS Biotechnology Corporation

Notes to Financial Statements
December 31, 2018 and 2017

(14) Subsequent Events

In preparing the financial statements as of and for the year ended December 31, 2018, we evaluated subsequent events for recognition and measurement purposes through March 5, 2019, the date that the independent auditors’ report was originally issued and the audited annual financial statements were available for issuance. Except as described below, the Company has concluded that no other events or transactions have occurred that require disclosure in the accompanying consolidated financial statements.

In January 2019, the Board approved an option grant to the President and CEO of 163,010 options to purchase common stock in an effort to compensate the President and CEO for previously held options that expired in January 2019.  The exercise price of these options will be the per share price of the Common Stock for purposes of the consummation of the Edge Merger.

In January 2019, the Board approved an amendment to the terms of the December 2018 Bridge Financing to include warrant coverage in amount equal to 45% of the investment.  In February 2019, Board Member #2 purchased 70,000 shares of common stock at the $5.00 share price resulting in gross proceeds of $350,000.  In February 2019, three additional investors purchased a total of 80,000 shares of common stock at the $5.00 share price resulting in gross proceeds of $400,000.

In February 2019, the Company entered into an employment agreement for the position of Chief Medical Officer.  The employee would receive a base salary of cash compensation plus an option grant of 192,268 shares of common stock upon approval by the Board of Directors.